Exhibit 99.1

NEWS FROM

GENIUS BRANDS

INTERNATIONAL

Beverly Hills, CA – December 9, 2013 – Genius Brands International (GNUS: OTCBB) a multimedia content creation and distribution company, today released the following letter to its shareholders.

Dear Fellow Shareholder,

I wanted to take this opportunity to introduce myself and tell you about the new Genius Brands International, a result of the recently merged Genius Brands International and A Squared Entertainment, a privately held company I started in 2009 with my wife and partner, Amy Moynihan Heyward. Combining the assets of both companies, the two companies have been consolidated under the name Genius Brands International, creating a unique multimedia content creation, and distribution company with a focus on branded “content with a purpose” for toddlers to tweens.

First, I wanted to tell you a bit about myself, and the new management team. I have had three jobs in my lifetime, and all in children’s entertainment. First as a writer under the personal stewardship of Joe Barbera at Hanna & Barbera, where I wrote on such classics as Scooby Doo, Flintstones, Jetsons, and more. I eventually broke off from the Master and started my own company, DIC Entertainment (DIC), which I ran for 25+ years and sold in 2008. At DIC, we produced more than 5,000 episodes of award-winning children’s entertainment, including household favorites such as Inspector Gadget, Strawberry Shortcake, Alvin and the Chipmunks, Care Bears, Super Mario Brothers, Hello Kitty, Sonic the Hedgehog, Captain Planet, G.I. Joe, Madeline, Sabrina the Teenage Witch, Liberty’s Kids, Carmen Sandiego, The Archies and dozens more.

My partner in creating A Squared Entertainment, Amy Moynihan Heyward, is a brand-creation executive who has spent the last 20+ years creating, launching and managing some of the most popular and valuable kids brands in the world. Amy was one of the original members who launched the Disney Cruise Line. She was Director of Global Marketing for McDonald’s, with an emphasis on licensing and young adults around the world. She has held management positions at Universal Studios, Hasbro Toys, and most recently was VP of Marketing at the Los Angeles Times. She understands how to create and market brands that fulfill a need in the marketplace.

After selling DIC, we took a step back to look at the kids entertainment world with an objective eye. We wanted to create a new kids company, but faced the reality of competing against giants like Disney, Nickelodeon and Cartoon Network. It was only when we turned away from what our competitors were doing, and studied what kids were doing, that we found our answer. Unlike years ago, when there were three networks and they controlled when kids content was aired, today, kids control what they see and when. They, and their parents, are in control and it’s a very immersive, interactive experience.

With that in mind, this insight led to the positioning we adopted to distinguish our new company: “content with a purpose.” The phrase carries a dual meaning: we produce content that purposefully lends itself to the interactive way that kids consume media; and we endeavor to create content that is as enriching as it is entertaining.

The portfolio of properties that A Squared Entertainment has produced and contributed to this newly merged company include: Secret Millionaires Club with Warren Buffett, teaching kids the “business of life” through fun adventures in business; Martha & Friends with Martha Stewart, inspiring creativity and self-expression in kids; Gisele & the Green Team with Gisele Bündchen, a superhero series for girl that encourages “girl power” and provides environmental lessons; and, a new collection of superheroes through a new label we created called Stan Lee Comics. We will introduce the first of a trilogy of films in February 2014 called “Stan Lee’s Mighty 7.” In addition to the above, we are in production of a new series that encourages kids in math and science called “Thomas Edison’s Secret Lab.” All of these programs are created for kids 5-11. Complementary to that is the Baby Genius brand, and their focus on quality entertainment for toddlers.

Together, the merged company will serve kids, from toddlers to tweens, with “content with a purpose” as our mission. Genius Brands International has a rich development pipeline which includes refreshing the Baby Genius brand itself with new enriched content, a soon-to-be announced series which will prepare kids for pre-school, and another soon-to-be announced project that will tackle the issues of health and nutrition. All of our purpose based content, is wrapped in entertaining stories for kids. One must entertain, before being able to enrich. To that end, we enjoy the good fortune of having a prominent educator guiding our content, Don Roberts, former Chairman of the Stanford School of Communications, and a noted expert in the field of kids and media.

Our business model is simple. We create new brands and produce new content, under the mantra “content with a purpose,” and earn revenue through two main channels: distribution (selling our content for broadcast, on-air, online, mobile, etc) and merchandise (electronics, games, toys, apps, apparel, accessories, etc). The two go hand-in-hand. The appetite for consumer products is created by building an audience through widespread distribution. For example, one of the last properties we produced at DIC Entertainment was Strawberry Shortcake. When we sold it, we had over 300 licensees and 600 licensed products around the world, accounting for several billion dollars of retail sales. When you have a hit in the kids entertainment business, the results can be significant. We are building a diversified portfolio serving lots of different interests and ages.

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We are excited to apply everything we have learned over the past 25-30 years in kids entertainment, and the deep relationships we have developed over that time, to create a new, multimedia, kids entertainment company with a distinct focus on “content with a purpose” for toddlers to tweens.

With Amy as President and myself as Chairman and CEO, we are excited to lead this new company forward. We have developed relationships over the years that traverse the entire kids’ food chain. From broadcasters to toy and electronics companies, to home video companies to online and digital users, from the creative community, to retailers; on a global basis, we are excited to lead this new team that we have assembled. We believe the opportunity and timing simply couldn’t be better for this type of content, and we couldn’t be more enthusiastic. You may rest assured all of us here at the new Genius Brands International will be working diligently on your behalf focused squarely on building sustainable shareholder value and we thank you for being a part of this exciting new endeavor.

Sincerely,

Andy Heyward

Chairman and CEO

Forward Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

Three.Sixty Marketing + Communications

Michelle Orsi, 310-418-6430

michelle@360-comm.com

Carol Holdsworth, 805-252-1848

carol@360-comm.com

INVESTORS

Jason Assad

C&H Capital Inc.

678-570-6791

jwassad@bellsouth.net

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